UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes due 2029

On February 2, 2021, Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC (together, the “Issuers”), each a subsidiary of Uniti Group Inc. (the “Company” and, together with the Issuers, “us” or “we”), completed a private offering of $1,110,000,000 aggregate principal amount of the Issuers’ 6.500% Senior Notes due 2029 (the “New Notes”). The Issuers used the net proceeds from the offering to fund the purchase of the amount of Tender Notes (as defined below) accepted for purchase pursuant to the Tender Offer (as defined below).

The New Notes were issued at an issue price of 100% of their principal amount pursuant to an Indenture, dated as of February 2, 2021 (the “Indenture”), among the Issuers, the guarantors named therein (collectively, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The New Notes mature on February 15, 2029 and bear interest at a rate of 6.500% per year. Interest on the New Notes is payable on February 15 and August 15 of each year, beginning on August 15, 2021.

The Issuers may redeem the New Notes, in whole or in part, at any time prior to February 15, 2024 at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus accrued and unpaid interest on the New Notes, if any, to, but not including the redemption date, plus an applicable “make whole” premium described in the Indenture. Thereafter, the Issuers may redeem the New Notes in whole or in part, at the redemption prices set forth in the Indenture. In addition, at any time on or prior to February 15, 2024, up to 40% of the aggregate principal amount of the New Notes may be redeemed with the net cash proceeds of certain equity offerings, at a redemption price of 106.500% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that at least 60% of aggregate principal amount of the originally issued New Notes remains outstanding. Further, if certain changes of control of Uniti Group LP occur, holders of the New Notes will have the right to require the Issuers to offer to repurchase their New Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The New Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and by each of Uniti Group LP’s existing and future domestic restricted subsidiaries (other than the Issuers) that guarantees indebtedness under the Company’s senior secured credit facilities. In addition, the Issuers will use commercially reasonable efforts to obtain necessary regulatory approval to allow certain non-guarantor subsidiaries of the Company to guarantee the New Notes, including by making filings to obtain such approval within 60 days of the issuance of the New Notes. The guarantees are subject to release under specified circumstances, including certain circumstances in which such guarantees may be automatically released without the consent of the holders of the New Notes.

The New Notes and the related guarantees are the Issuers’ and the Guarantors’ senior unsecured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior unsecured indebtedness. The New Notes and related guarantees are effectively subordinated to all of the Issuers’ and Guarantors’ secured indebtedness (including the senior secured credit facilities and secured notes) to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all existing and future liabilities (including trade payables) of the Issuers’ subsidiaries that do not guarantee the New Notes.

The Indenture contains customary high yield covenants limiting the ability of Uniti Group LP and its restricted subsidiaries to: incur or guarantee additional indebtedness; incur or guarantee secured indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; enter into transactions with affiliates; merge or consolidate or sell all or substantially all of their assets; and create restrictions on the ability of the Issuers and their restricted subsidiaries to pay dividends or other amounts to the Issuers. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. The Indenture also contains customary events of default.

The foregoing description is qualified in its entirety by reference to the Indenture and the form of New Note included therein, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Supplemental Indenture in Connection with Tender Offer and Consent Solicitation

On February 2, 2021, the Issuers and the Trustee entered into the Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”) to the indenture, dated as of April 24, 2015, among the Issuers, the guarantors from time to time party thereto and the Trustee (as amended and supplemented from time to the time, the “Tender Notes Indenture”) in connection with the early settlement election exercised by the Issuers in connection with the previously announced cash tender offer (the “Tender Offer”) to purchase any and all of the Issuers’ Tender Notes and the related consent solicitations (the “Consent Solicitation” and, together with the Tender Offer, the “Tender Offer and Consent Solicitation”) in accordance with the terms and conditions thereof. The Fifteenth Supplemental Indenture amends the Tender Notes Indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default (collectively, the “Amendments”); which Amendments became operative when the relevant consideration was paid pursuant to the terms of the Tender Offer and Consent Solicitation.

The foregoing description is qualified in its entirety by reference to the Fifteenth Supplemental Indenture, which is filed herewith as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Senior Notes due 2029” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Tender Offer and Consent Solicitation

On February 2, 2021, in connection with the Tender Offer, the Issuers accepted for purchase, and paid for, $1,050,928,000 in aggregate principal amount of the Issuers’ 8.25% Senior Notes due 2023 the (“Tender Notes”) validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on February 1, 2021 (the “Early Tender Date”). In connection therewith, the requisite number of consents from the holders of the Tender Notes to adopt the Amendments to the Tender Notes Indenture were delivered pursuant to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated January 19, 2021 (the “Statement”), which more fully sets forth the terms and conditions of the Tender Offer and Consent Solicitation. The Tender Offer will expire at 11:59 p.m., New York City time, on February 16, 2021 (as such time and date may be extended, earlier expired or terminated). This Current Report on Form 8-K is not an offer to purchase, solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Tender Offer and Consent Solicitation is made only by, and pursuant to the terms of, the Statement, and the information in this Current Report on Form 8-K is qualified by reference thereto. We are not making any recommendation in connection with the Tender Offer and Consent Solicitation.

Press Release

On February 2, 2021, we issued a press release announcing completion of the offering of the New Notes and the early settlement of the Tender Offer and Consent Solicitation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated February 2, 2021, by and among Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC, as Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing the 6.500% Senior Notes due 2029.

4.2	Form of 6.500% Senior Notes due 2029 (included in Exhibit 4.1).

4.3	Fifteenth Supplemental Indenture, dated February 2, 2021, to the Indenture dated April 24, 2015 by and among Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC, as Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, governing the 8.25% Senior Notes due 2023.

99.1	Press Release issued February 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Dated: February 2, 2021